Exhibit 5
                        VERRILL & DANA, LLP
                         Attorneys at Law
                        ONE PORTLAND SQUARE
                           P.O. BOX 586
                     PORTLAND, MAINE 04112-0586
                          (207) 774-4000
                      Facsimile (207) 774-7499

                                                 May 19, 1998

 Hannaford Bros. Co.
 145 Pleasant Hill Road
 Scarborough, Maine  04074

      Re: Registration Statement on Form S-8
          Relating to the 1998 Stock Option Plan

 Ladies and Gentlemen:

 We refer to the Registration Statement on Form S-8 (the "Registration Statement") of Hannaford Bros. Co., a Maine corporation (the "Company"), relating to the registration of 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $.75 per share, proposed to be issued and sold by the Company in connection with the Hannaford 1998 Stock Option Plan (the "Plan"). It is our understanding that the Registration Statement is to be filed with the Securities and Exchange Commission on or about May 19, 1998.

 We have examined the originals, or photostatic or certified copies, of such records and certificates of the Company, such certificates of public officials and of officers of the Company, and such other documents as we have deemed relevant. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed the accuracy and completeness of statements of fact contained in such documents.

 Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

 We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

                                    Very truly yours,

                                    s/Verrill & Dana, LLP

                                    Verrill & Dana, LLP